EXHIBIT 10.8C

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ADDENDUM TO THE

MANUFACTURING SERVICES AGREEMENT

THIS ADDENDUM (“Addendum”) to that certain Manufacturing Services Agreement (the “Agreement”) dated December 20, 2002 by and between Cambrex Bio Science Baltimore, Inc. (“CBSB”) and Tercica Medica, Inc., as amended by that certain Amendment No. 1 dated November 10, 2006 by and between CBSB and Tercica, Inc. (f/k/a Tercica Medica, Inc.) (“Tercica”), is entered into by and between Tercica and Lonza Baltimore, Inc. (“Lonza”) and is effective as of May 11, 2007 (the “Addendum Effective Date”). Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, Lonza is the successor in interest to CBSB (each of Lonza and Tercica sometimes hereinafter referred to as a “Parties” and, collectively, the “Parties”); and

WHEREAS, the Parties desire to execute this Addendum to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Addendum, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Additional 2007 Campaigns.

(a) The Parties agree that [ * ] additional Batches of Drug Substance shall be manufactured by Lonza at its facility located at 5901 East Lombard Street, Baltimore, Maryland 21224; provided, however that upon the placement by Tercica and acceptance by Lonza of any order for a Batch, such order shall become binding upon the Parties (the “2007 Additional Batches”). For purposes of clarity, the 2007 Additional Batches are in addition to the current Firm Order for [ * ] Batches for delivery in 2007 (the “2007 Batches”). Should Tercica fail to take any of the 2007 Additional Batches, Tercica shall remain obligated to pay for such of the 2007 Additional Batch(es) at the Batch Price (as defined below) as if it accepted delivery of same. Notwithstanding the foregoing, the [ * ] Batches (comprising the 2007 Batches and the 2007 Additional Batches) may be reduced by the number of non-conforming Batch(es), subject to a maximum of [ * ] non-conforming Batches.

(b) The Parties agree that at any time prior to September 30, 2007, Tercica may place an order for Batches of Drug Substance in addition to the 2007 Additional Batches, and LONZA shall not refuse acceptance of any such order except for the number of such Batches of Drug Substance in excess of [ * ], if any (the lesser of the total number of Batches in such order and [ * ], the “Minimum Extended Order Acceptance Requirement”); provided, however, that Lonza shall only be obligated to use reasonable

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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commercial efforts to manufacture the number of Batches in the Minimum Extended Order Acceptance Requirement. Once the Parties have mutually agreed in writing as to the number of Batches of Drug Substance in any such order (subject to the Minimum Extended Order Acceptance Requirement) placed under this Section 1(b) (the “2007 Extended Batches”), Lonza shall be obligated to deliver, and Tercica shall be obligated to purchase, all Batch(es) in the 2007 Extended Batches. Should Tercica not require delivery for any Batch(es) in the 2007 Extended Batches, Tercica shall remain obligated to pay for such Batch(es) at the Batch Price as if it accepted delivery of same.

(c) The 2007 Additional Batches and the 2007 Extended Batches (if any) shall meet the warranties set forth in Section 17.1 of the Agreement. The Parties further agree that this Addendum shall exclusively set forth the commercial terms for the supply of the 2007 Additional Batches and 2007 Extended Batches and, to the extent that any terms set forth herein conflict with any term or provision set forth in the Agreement, the terms in the Addendum shall control.

(d) Tercica shall reimburse Lonza [ * ] per each key employee (as mutually determined by the Parties prior to commencement of manufacture of the 2007 Additional Batches) retained by Lonza to manufacture the 2007 Additional Batches, up to a maximum of [ * ] key employees (the “Reimbursement Amount”). The Reimbursement Amount shall be due, owing and payable by Tercica to Lonza immediately upon completion of the 2007 Additional Batches, regardless of (i) whether the Parties agree to a number of 2007 Extended Batches or (ii) the completion of the 2007 Extended Batches.

(e) In the event that Lonza rejects any of the 2007 Batches, the 2007 Additional Batches or the 2007 Extended Batches, due to a failure to meet the warranties set forth in Section 17.1 of the Agreement, then Tercica shall not be obligated to pay the Acquisition Cost for materials used in the manufacture of said rejected Batch(es).

2.	2007 Batch Price.

The price per Batch is equal to the sum of (i) [ * ] per Batch plus (ii) the Acquisition Cost for any materials used in the manufacture of such Batch of the Drug Substance (the “Batch Price”).

3.	Negotiation of new MSA and termination of Agreement.

(a) The Parties agree that they shall commence good faith negotiations toward the execution of a new Manufacturing Services Agreement to replace the Agreement which shall provide for, among other things, the manufacture of Drug Substance at Lonza’s Hopkinton, MA facility on a [ * ] liter scale.

(b) The Parties further agree that upon delivery of and receipt of payment for the last Batch of the 2007 Additional Batches or 2007 Extended Batches (as applicable), the Agreement shall terminate.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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4.	Continuance of Terms and Conditions.

All terms and conditions of the Agreement not modified by this Addendum shall continue in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed as of the Addendum Effective Date.

TERCICA, INC.		LONZA BALTIMORE, INC.

By:	/s/ Andrew J. Grethlein	By:	/s/ Anthony Rotunno
Name:	Andrew J. Grethlein	Name:	Anthony Rotunno
Title:	SVP, Pharmaceutical Operations	Title:	VP, U.S. Microbial Operations
Date:	14 May 07	Date:	14 May 07

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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